PETROLEUM DEVELOPMENT CORPORATION

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We herby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-137836, 333-126444, 333-118215, 333-118222 and 333-111825) of Petroleum Development Corporation of our report dated March 20, 2008 relating to the financial statements, financial statements schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 20, 2008